SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED BY A PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Filed by the Registrant  |X|

                 Filed by a Party other than the Registrant  |_|

                           Check the appropriate box:

|_|     Preliminary Proxy Statement          |_|   Confidential For Use of the
                                                   Commission Only (as Permitted
                                                   by  Rule  14a-6(e)(2))

|X|  Definitive  Proxy  Statement

|_|  Definitive  Additional  Materials

|_|  Soliciting  Material  Pursuant  to  Rule  14a-11  (c)  or  Rule  14a-12


                            HYPERDYNAMICS CORPORATION
                (Name of Registrant as Specified in Its Charter)

     _______________________________________________________________________
     Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of  filing  fee:     (Check  the  appropriate  box):

|X|     No  fee  required.

|_|     Fee  computed on table below per Exchange Act Rule 14a-6(I)(1) and 0-11.

(1)     Title  of  each  class  of  securities  to  which  transaction  applies:

(2)     Aggregate  number  of  securities  to  which  transaction  applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed  maximum  aggregate  value  of  transaction:

(5)     Total  fee  paid:

|_|     Fee  paid  previously  with  preliminary  materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of the filing.

(1)     Amount  Previously  Paid:

(2)     Form,  Schedule  or  Registration  Statement  No.:

(3)     Filing  Party:

(4)     Date  Filed:

                            HYPERDYNAMICS CORPORATION
                      ONE SUGAR CREEK BOULEVARD, SUITE 125
                              SUGAR LAND, TX 77478
                VOICE: (713) 353-9400        FAX: (713) 353-9421

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 21, 2006

     The Annual Meeting of Stockholders (the "Annual Meeting") of Hyperdynamics Corporation (the "Company") will be held at Sugar Creek Country Club, 420 Sugar Creek Blvd., Sugar Land, TX 77478 on Tuesday, February 21, 2006 at 10:00 A.M.
(CST),  for  the  following  purposes:

(1)     To  elect  five  (5)  directors.

(2) To ratify the selection of Malone & Bailey, PC as the Company's independent auditor for the fiscal year ending June 30, 2006.

(3) To act upon such other business as may properly come before the Annual Meeting.

     Only holders of Common Stock and Series B Preferred Stock of record at the close of business on December 27, 2005, will be entitled to vote at the Annual Meeting or any adjournment thereof.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your Proxy to us promptly. Your cooperation in signing and returning the Proxy will help avoid further solicitation expense.

                                        BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

                                        /s/  Kent  Watts
                                        ----------------------------------------
                                        Chairman  of  the  Board  and  President

January  20,  2006
Sugar  Land,  Texas

                            HYPERDYNAMICS CORPORATION
                      ONE SUGAR CREEK BOULEVARD, SUITE 125
                              SUGAR LAND, TX 77478
                VOICE: (713) 353-9400        FAX: (713) 353-9421

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 21, 2006

     This Proxy Statement (the "Proxy Statement") is being furnished to Stockholders (the "Stockholders") in connection with the solicitation of Proxies by the Board of Directors of Hyperdynamics Corporation, a Delaware corporation (the "Company"), for their use at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company at Sugar Creek Country Club, 420 Sugar Creek Blvd., Sugar Land, TX 77478 on Tuesday, February 21, 2006 at 10:00 A.M. (CST), and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of Proxy (the "Proxy") are first being mailed to Stockholders on or about January 23, 2006. The cost of solicitation of Proxies is being borne by the Company.

     Our Board of Directors has fixed the close of business on December 27, 2005 as the Record Date ("Record Date") for the determination of Stockholders entitled to Notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, there were 42,567,273 shares of the Company's Common Stock, par value of $0.001 per share (the "Common Stock"), issued and outstanding. As of the Record Date, there were 2,725 shares of the Company's Series B Preferred Stock, par value of $0.001 per share issued and outstanding.

     The presence, in person or by Proxy, of a majority of the outstanding shares of Common Stock and the presence, in person or by Proxy, of a majority of the outstanding shares of the Series B Preferred Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Each share of Series B Preferred Stock is entitled to 7,408 votes on all issues requiring a Stockholder vote at the Annual Meeting.

     Common Stockholders and Series B Preferred Stockholders will vote on Proposals 1 and 2. Each share of Common Stock is entitled to one vote on all issues requiring a Stockholder vote at the Annual Meeting. Each share of Series B Preferred Stock is entitled to 7,408 votes. Each nominee for Director named in Proposal Number 1 must receive a plurality of the votes cast in person or by Proxy in order to be elected. Stockholders may not cumulate their votes for the election of Directors. The affirmative vote of a majority of the shares of Common Stock and a majority of the shares of Series B Preferred Stock present or represented by Proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Number 2.

     All shares represented by properly executed Proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, AND (2) FOR THE RATIFICATION OF MALONE & BAILEY, PC AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

     The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment on such matters.

     The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a later-dated proxy, (b) by written notice of revocation to the Secretary of the Company, or (c) by voting in person at the Annual Meeting.

     The shareholder list as of the Record Date will be available for examination by any stockholder at our corporate office, One Sugar Creek Boulevard, Suite 125, Sugar Land, TX 77478, beginning February 10, 2006, which is at least ten business days prior to the Meeting Date and the shareholder list will be available at the Annual Meeting.
            ________________________________________________________

            (1)     TO ELECT FIVE (5) DIRECTORS FOR THE ENSUING YEAR
            ________________________________________________________

NOMINEES  FOR  DIRECTOR

     The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as Proxies (the "Proxies") and will vote the shares represented by valid Proxies at the Annual Meeting of Stockholders and adjournments thereof. They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Directors the nominees listed below. All the nominees are presently members of the Board of Directors except L. Gene Stohler who is not a present director. L. Gene Stohler is a nominee for Director. Each duly elected Director will hold office until his successor shall have been elected and qualified.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     Each nominee for Director named in Proposal Number 1 must receive a plurality of the votes cast in person or by Proxy and entitled to vote in order to be elected. Stockholders may not cumulate their votes for the election of Directors.

     The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below:

     Kent  Watts
     Harry  James  Briers
     Harold  A.  Poling
     Al  Young
     L.  Gene  Stohler

     Kent Watts, age 47, became Chairman of the Board of Directors and was named our President and Chief Executive Officer (CEO) on June 4, 1997. Mr. Watts has been a certified public accountant in Texas since 1985 and a licensed real estate broker since 1979. He received a Bachelor of Business Administration Degree from the University of Houston in 1983. Mr. Watts founded Micro Data Systems, Inc., our former subsidiary, in 1988 and was Micro Data's CEO until he became President and Chief Executive Officer of Hyperdynamics Corporation. He has extensive experience designing and working with integrated communications network systems and management information systems; additionally Mr. Watts designed our Integrated Technology Center. As our CEO and Chairman of the Board, he remains primarily responsible for managing our strategic direction and focus on the vertical oil and gas industry. Mr. Watts holds no other directorships.

     Harry James Briers, age 42, has been a Director since March 2, 2000. He began as our Director of Integrated Information Systems when he joined us in May 1998. He was elected as Vice President of Operations for Hyperdynamics Corporation in 1999 and named the Chief Operating Officer in 1999. He became our Executive Vice President in October 2002. From 1988 until May 1998, Mr. Briers owned and operated Perfect Solutions, a software consulting firm in Houston, Texas. He has extensive experience in the sale and implementation of mission critical software applications. Prior work experience included consulting for Ernst & Young in its Entrepreneurial Services Group. Mr. Briers has a B.S. in Accounting and an MBA from the University of Houston-Clear Lake. As Executive Vice President he is responsible for managing the daily operations of the organization. He holds no other directorships.

     Harold A. Poling, age 79, was elected as our fourth Director on June 2, 2004. He is a former Chairman of the Board and CEO of Ford Motor Co. After finishing his MBA in accounting, he took a job with Ford in 1951. Ford of Europe had record earnings during his tenure as head of that subsidiary. He moved to Ford's North American Operations prior to being named President and COO, then Vice Chairman and CEO of , and later Chairman and CEO of Ford Motor Co., one of the world's largest automobile manufacturers. He served as a member of Ford's Board of Directors from May 1979 until January 1994, and was elected Chairman in March 1990. He became a member of the Office of the Chief Executive of Ford in November 1984. He retired from Ford in January 1994. Currently, Mr. Poling serves as the Chairman of The PAGE Tournament Players Club of Michigan and is also the Chairman for Eclipse Aviation Corp. He is a Director of Flint Ink Corp., Monmouth, IL. College Senate, and William Beaumont Hospital where he is also a Trustee. He is also a member of the Board of Trustees of Spring Arbor University. In the past, Mr. Poling served on the Boards of Arvin Meritor, Royal Dutch Shell, Kellogg, and is past Director of the Professional Golf Association's (PGA) Tour Policy Board.

     Albert F. Young, age 68, was elected to the Board of Directors on October 18, 2004. He currently owns and operates Al Young Sales and Consulting. He retired from Venture Industries, where he had spent the preceding 14 years, in 2003. Currently, he continues to consult with Venture and is the Executive Assistant to its Chairman. During his tenure at Venture, Mr. Young was responsible for building his division's sales to approximately $500 million annually. Additionally, Mr. Young was instrumental in formulating and orchestrating several acquisitions and joint ventures including Venture's purchase of a Ford plastic plant, design center and two tool shops in Melbourne, Australia. These acquisitions made Venture a supplier of automotive design projects. Additionally, Mr. Young helped Venture acquire Bailey Corporation and a third tool shop in Michigan and became a joint venture partner with Visteon in the purchase of Atlantic Automotive in Benton Harbor, Michigan. He holds no other public company directorships.

     L. Gene Stohler, age 77, is a nominee for Director. One of Mr. Stohler's early activities in 1959 was supporting the inventor of the cruise control system for automobiles. Mr. Stohler provided marketing, sales and manufacturing support assistance to the inventor. In 1970, Mr. Stohler began working for Rockwell International as the General Manager of the Service Parts Group of Rockwell. In 1978, Mr. Stohler was promoted to Director of Marketing for
Rockwell. In 1983, Mr. Stohler joined ITT Automotive. His activities at ITT Automotive included sales management for the Anti-Lock Brake System sales to the automotive industry. In 1989, Mr. Stohler joined Masco Corporation as the Vice President--Marketing and Planning for the Masco Tech Automotive Group which had $750 million in sales, including projects such as engineering and building the Ford Mustang Convertible from a basic chassis. Mr. Stohler retired from MascoTech in 2003 and joined Bankers Integration Group, a startup company at that time, as the VP--Business Development, reporting to the Chairman. Bankers Integration Group, Inc. is a technology and software development company that provides decision support tools and services to the automotive industry for the purpose of assisting automobile dealers and financial institutions with interpretation of credit data, and matching buyers with available loan programs. Mr. Stohler is a past member of the Board of Oakland University and a member of the Board of Breed Technologies which is a supplier of safety equipment to the automotive industry.

EXECUTIVE  OFFICERS  AND  DIRECTORS  AND  NOMINEE  FOR  DIRECTOR

The following table sets forth the names and positions of each of the executive officers and directors of the Company.


NAME               POSITION                                           AGE
-------------------------------------------------------------------------

Kent Watts         Director, Chief Executive Officer, Chief           47
                   Financial Officer, Chairman and President

Harry J. Briers    Director, Chief Operating Officer and              42
                   Executive Vice President

Harold A. Poling   Director                                           79

Albert F. Young    Director                                           68

Lewis Ball         Secretary                                          74

Steven Plumb       Chief Financial Officer                            46

Famourou Kourouma  Vice President for Guinea Affairs                  37

L. Gene Stohler    Director Nominee                                   77


     Our Directors are elected annually and hold office until the next annual meeting of our Stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between any of our directors, director nominees and executive officers. Board vacancies are filled by a majority vote of the Board.

     Mr. Watts and Mr. Briers are Directors and Executive Officers of the Company. Mr. Young and Mr. Poling are Directors. Mr. Stohler is a nominee for Director. Lewis E. Ball serves as our Corporate Secretary. Famourou Kourouma serves as our Executive Vice President for Guinea Affairs. Steven Plumb is our Chief Financial Officer.

     Lewis E. Ball, age 74, has served as our Secretary since 1997 and as the Chief Financial Officer from June 1996 to January 1997. Mr. Ball has been a financial consultant to a number of companies since 1993. Mr. Ball has served as a Director, Secretary and Treasurer of JVWeb, Inc. from 1998 to 2002 and a Director of its successor, IQ Biometrics, Inc. from 2002 to 2003. Mr. Ball has many years of industry experience as the Chief Financial Officer with Stewart & Stevenson Services, Inc. and Richmond Tank Car Company (from 1983 to 1993). Mr. Ball is an Accredited Senior Appraiser, Certified Public Accountant and a Certified Management Accountant. Mr. Ball has a B.B.A. in Finance from the University of Texas, and he did post-graduate work in accounting at the University of Houston. He holds no other directorships.

     Steven Plumb, age 46, became our CFO in 2005. Mr. Plumb is CPA licensed to practice in Texas. Mr. Plumb is a financial manager and senior executive experienced in operations, finance and marketing. He has Big 4 CPA experience, a background in IT, biotech, Fortune 500 firms, medical and utility companies, distribution, real estate, construction, governmental entities, and non-profit organizations. During 1981-1982, Mr. Plumb was a staff accountant at PriceWaterhouseCoopers. During 1982-1984, Mr. Plumb was a staff accountant at Kalman Phillips & Leon, P.C. During 1984-1987, Mr. Plumb was a supervising senior accountant at KPMG. During 1987-1990, Mr. Plumb was the controller of Memorial Hermann Rehabilitation Hospital. During 1990-1992, Mr. Plumb was the CFO of DePelchin Children's Center. During 1992-present, Mr. Plumb was the
President of Steven M. Plumb, P.C. During 1997-2001, Mr. Plumb was the President of Orchard Consulting Group, Inc. During 2002-2004, Mr. Plumb was the CFO of ADVENTRX Pharmaceuticals, Inc. During 2003-present, Mr. Plumb was the President of Clear Financial Solutions, Inc. Mr. Plumb is also the CFO of Bluegate Corporation, a public company. Mr. Plumb is a member of: American Institute of Certified Public Accountants; Texas Society of Certified Public Accountants; Houston Chapter of Texas Society of Certified Public Accountants; Houston Technology Center; and Association for Corporate Growth. Mr. Plumb is active in BioHouston and the Rice Alliance. Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas, 1981. We have a one year contract with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called "contract" CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to $4,950 per month for Mr. Plumb's services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc.

     Famourou Kourouma, age 37, was born in Guinea and he is now a citizen of the United States. Famourou Kourouma became our Vice President for Guinea Affairs in 2005. Famourou Kourouma is now a doctoral candidate in molecular biology from the University of Grieswald, Germany. He finished his formal studies at the University of Grieswald in 1996 and is now in the process of completing his doctoral candidate thesis. From 1996 through 2000, Famourou Kourouma worked in Houston, Texas at Exxon and Compaq (now known as Hewlett-Packard) in entry level positions. In 2000 through early 2005, Famourou Kourouma worked as a researcher in the field of molecular biology at the University of Texas--Health Science Center in the Medical Center in Houston, Texas.

INFORMATION  CONCERNING  THE  BOARD  OF  DIRECTORS
AND  ITS  COMMITTEES

     We have no compensation committee and no nominating committee. Decisions concerning nominees for Director and Executive Officer compensation for fiscal 2004 were made by the full Board of Directors. The Board has not adopted formal policies with regard to the process to be used for identifying and evaluating nominees for Director and determining executive compensation. However, we are currently in the process of developing these policies and procedures. At this time, the consideration of candidates nominated by Directors and the compensation of our Officers is at the Board's discretion. We believe this is adequate based on our size and each current Board member's qualifications.

     We have an Audit Committee.  The Audit Committee was created during October
2004.   Mr.  Poling  and Mr. Young are the members of the Audit Committee.  Both committee  members  are  independent.  Mr.  Poling  is  the  financial  expert.

     The Board has not adopted formal policies with regard to shareholder communications with individual Board members. However, we are currently in the process of developing these policies and procedures.

     The Board of Directors held special meetings on four occasions during the fiscal year ended June 30, 2005. The Board of Directors also took action by written consent on 16 occasions during the fiscal year ended June 30, 2005, in which all present Directors took part.

AUDIT  COMMITTEE  REPORT

     The  Audit  Committee  has  reviewed  and  discussed  the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005.

                   Independent Members of the Audit Committee:

                                Harold A. Poling
                                    Al Young

     The Board has not adopted formal policies with regard to shareholder communications with individual Board members. However, we are currently in the process of developing these policies and procedures.

BOARD  COMMITTEE  MEETINGS

     The Board of Directors held special meetings on four occasions during the fiscal year ended June 30, 2005. The Board of Directors also took action by written consent on 16 occasions during the fiscal year ended June 30, 2005, in which all present Directors took part. The Audit Committee has a written charter, which was included in our proxy statement filed on December 28, 2004. During the year ended June 30, 2005, the Audit Committee met five times and took action by unanimous written consent one time

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     We have reviewed the Forms 3 and 4 submitted to us relating to fiscal 2005. We have found that Harry Briers, Harold Poling, Albert F. Young, DJX Ltd, Lewis Ball and Kent Watts have filed all required Forms 3, 4 and 5 during fiscal 2005.

     The  following  table  summarizes  the  results  of  our  review.





                                              Number of          Number of transactions
Name                   Form Type           forms filed late           reported late
---------------------------------------------------------------------------------------
Harry Briers               4                       1                         3

DJX Ltd                    4                       1                         1

Kent Watts                 4                       0                         0

Harold Poling              4                       0                         0

Albert F. Young            4                       0                         0

Lewis Ball                 4                       0                         0


EXECUTIVE  COMPENSATION


                           SUMMARY COMPENSATION TABLE

     The following table reflects all forms of compensation for the fiscal years ended June 30, 2003, 2004, and 2005 for services provided by our named Executive Officers.




                           Annual Compensation                       Long  Term  Compensation
                           -------------------                   -------------------------------
                                                                 Awards                  Payouts


                                                                         Securities              All
                                                  Other     Restricted   Underlying             Other
Name and                                          Annual      Stock       Options      LTIP     Compen-
Principal Position    Year   Salary    Bonus   Compensation   Awards        SARs      Payouts   sation
                               $         $          $           $            #           $         $

Kent Watts  (1)       2005  $100,000    -0-          -0-       -0-              -0-     -0-       -0-
CEO                   2004  $100,000    -0-    $171,062 (3)    -0-              -0-     -0-       -0-
                      2003  $100,000    -0-    $147,314 (2)    -0-       1,100,000 (2)  -0-       -0-

Harry Briers
COO                   2005  $ 95,000    -0-          -0-       -0-              -0-     -0-       -0-
                      2004  $ 95,000    -0-    $132,861 (3)    -0-              -0-     -0-       -0-
                      2003  $ 87,100    -0-    $147,314 (4)    -0-       1,100,000      -0-       -0-


(1)     On  July  21,  1999, our Board of Directors unanimously agreed to the terms of an "Executive Employment Agreement" for
Kent  Watts.  The  Agreement  was  duly  executed  on July 21, 1999 which establishes Mr. Watts as our President and Executive
Officer  (CEO).  The  contract provides for a base salary of $100,000 annually with a performance based incentive salary based on  5%  of  adjusted  net  income,  up  to an additional $100,000 in salary.  Therefore, maximum salary under the Agreement is
$200,000  annually.  This  Agreement  has  been  renewed  on  a  year-by-year  basis  under  the  same  terms.

(2)     On August 26, 2002, the strike price of the warrants described in Note (2) was reduced to $0.23.  The repricing of the warrants  was  valued  as  a  new  grant  in fiscal 2003.  This table reflects the $122,857 original fair value of the 400,000 warrants  earned  during  2003  and  $24,457  fair  value  attributable  to the repricing of 1,100,000 warrants for a total of
$147,314.

(3)     For  the  year  ended  June  30,  2004,  an additional 400,000 warrants were earned.  The original fair value of these warrants,  $129,686,  and  $3,175  attributable  to  the  repricing  of  these  warrants  is  included  in  2004 bonus income.

OPTION/SAR  GRANTS

     We did not grant any options or SARS to any of our Directors or Officers during the year ended June 30, 2005.




                                                                      Aggregate Options Exercised
                                                                         In Last Fiscal Year And
                                                                     Fiscal Year End Option Values (*)
                                                                     ---------------------------------
                                                              Number of
                                                         Unexercised Securities          Value of Unexercised
                   Shares Acquired                      Underlying Options at FYE      in the Money Options at
Name                 on Exercise      Value Realized   Exercisable/Unexercisable(*)              FYE
--------------------------------------------------------------------------------------------------------------
Kent Watts, CEO          -0-                -0-               400,000/0/-0-                 1,032,000/0/-0-
CEO

Harry Briers, COO        -0-                -0-               400,000/0/-0-                 1,032,000/0/-0-
COO


_______________________________
(*)  These  are  all  of  the  remaining  warrants  that  were  in  the  money  at  fiscal  year  end  2005.
     Mr.  Watts  and  Mr.  Briers  each  hold  400,000  warrants  for  restricted  Common  Stock each  that  are  vested  but  have  not  been  exercised.

OPTION/SAR  REPRICINGS

     There  were  no  option  repricings  during  fiscal  2005.

LONG-TERM  INCENTIVE  PLAN  AWARDS

     There were no long-term incentive plan awards to any of our Officers during the year ended June 30, 2005.

DIRECTOR  COMPENSATION

     On January 21, 2005 the Board of Directors approved compensation for Directors of $4,000 per quarter to be paid in the form of our Common Stock and $1,000 per quarter for our Secretary. On January 21, 2005, compensation of $8,000 each was paid to Kent Watts, Harold Poling, Harry Briers and $4,000 to Albert Young for Director services for the first two quarters of the fiscal year. Officer compensation of $2,000 was paid to Lewis Ball. The stock was issued at a price of $3.17 per share and thus 2,524 shares each were issued to Kent Watts, Harold Poling and Harry Briers; 262 shares were issued to Albert Young; and 631 shares issued to Lewis Ball. On May 9, 2005, third quarter 2005 Director compensation of $4,000 was paid to each of the then Directors by issuing 1,527 shares of Common Stock based on the average closing bid price for the quarter of $2.62 per share; 382 shares were also issued to pay the $1,000 accrued at that time for Mr. Lewis Ball. As of September 5, 2005, the fourth quarter Director's compensation accrued is $4,000 each for Kent Watts, Harold Poling, Harry Briers, and Albert Young, and officer compensation of $1,000 for Lewis Ball. These amounts remain unpaid at this time.

     There was no other compensation granted by the Board for services rendered during the fiscal year ended 2005. There have been no Director meeting expense reimbursements for 2005 and 2004.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     We have an employment contract with Kent Watts, CEO. The contract provides for a base salary of $100,000 annually with a performance based incentive salary based on 5% of adjusted net income, up to an additional $100,000 in salary. The maximum salary under the contract is $200,000 annually. This contract has been renewed on a year-by-year basis under the same terms.

     We have a one year contract with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called "contract" CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to 4,950 per month for Mr. Plumb's services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc. The CFO contract terminates in November 2006 unless otherwise extended.

     In August 2005, we hired Mr. Famourou Kourouma as our new Vice President of Guinea Affairs. Famourou Kourouma will receive compensation from us in the amount of $2,000 per month and he may also receive between 200,000 and 400,000 options base upon our relations with the government of Guinea.

                                PERFORMANCE GRAPH

     The following graph compares the yearly percentage change from June 30, 2000 until June 30, 2005 in the cumulative total stockholder return on our Common Stock to the cumulative total return on the Amex Oil Index and the Russell 2000 Stock Index. Our Common Stock commenced trading on the American Stock Exchange on May 5, 2005. Our Common Stock was previously traded on the OTCBB. The graph assumes that a $100 investment (Index =100) was made in our Common Stock, the Amex Oil Index and the Russell 2000 Stock Index on June 30, 2000 and that all dividends were reinvested. The stock performance for our Common Stock is historical and should not be construed as being indicative of future performance.

                               [Performance Graph]


                      Performance Graph Index Data Points
                           Fiscal Year Ended June 30,
                                     2000  2001  2003  2004  2005  2006
                                     ----  ----  ----  ----  ----  ----

Hyperdynamics Corporation             100    67    19    67   211   216
Amex Oil Index                        100   103   103    89   119   120
Russell 2000 Index                    100   100    91    90   120   132

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

RELATED  STOCKHOLDER  MATTERS

     Securities  authorized  for  issuance  under  equity  compensation  plans.

Equity  Compensation  Plan  Information:
----------------------------------------


                                                                                                     Number of Securities Remaining
                                                                                                      Available for Future Issuance
                        Number of Securities to be Issued       Weighted-Average Exercise Price      Under Equity Compensation Plans
                       Upon Exercise of Outstanding Options,     Price of Outstanding Options,       (Excluding Securities Reflected
                              Warrants, and Rights                    Warrants and Rights                     in Column (a))

Plan Category                          (a)                                    (b)                                 (c)

Equity compensation                    -0-                                    N/A                              4,879,075
plans approved by
security holders

Equity compensation             2,902,000                                   $0.42                                     -0-
plans not approved
by security holders

Total                           2,902,000                                   $0.42                              4,879,075


     The Stock and Stock Option Plan (the "Plan") of Hyperdynamics was adopted May 7, 1997 and amended on December 3, 2001. On June 30, 2004, we had 44,453 shares available to be issued or granted pursuant to the Plan. On January 21, 2005, the shareholders approved an increase in the Plan for an additional 4,880,000 shares to a total of 10,000,000 shares under the Plan. We issued 45,378 shares under the Plan this fiscal year, leaving us with 4,879,075 shares available to be issued or granted pursuant to the Plan as of June 30, 2005.

     Under the Plan, options will vest over a five year or other negotiated period and will have a strike price set at the time of grant based on the then current market value of the stock. Our President has the authority as given by the Board of Directors to negotiate stock option agreements with corporate consultants as well.

     We presently have warrants to purchase 2,902,000 shares of Common Stock which are currently outstanding and were issued pursuant to the Plan at a weighted average price of $0.42 per share.

     The purpose of the Plan is to further our interest, and the interest of our subsidiaries and our Stockholders by providing incentives in the form of stock or stock options to key employees, consultants and Directors who contribute materially to our success and profitability. We believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel as employees, independent consultants and attorneys. The issuance of stock and grants of options and warrants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. We pay wages, salaries, and consulting rates that we believe are competitive. We use the Plan and individual compensation arrangements to augment our compensation packages.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS

     The following table sets forth certain information at January 16, 2006, with respect to the beneficial ownership of shares of Common Stock by (1) each person who owns beneficially more than 5% of the outstanding shares of Common
Stock, (2) each of our Directors and director nominees, (3) each of our Executive Officers, and (4) all of our Executive Officers and Directors as a group.




                                                        Number of Shares
Name and Address                                         of Common Stock                    Percent of
of Beneficial Owner                                     Beneficially Owned                     Class
-------------------------------------------------------------------------------------------------------
Kent Watts
One Sugar Creek Boulevard, Suite 125
Sugar Land, TX 77478                                      23,121,903  (1)                       36.9%

Harry Briers
One Sugar Creek Boulevard, Suite 125
Sugar Land, TX 77478                                       1,925,606  (2)                        3.1%

Harold Poling
Fairlane Plaza North
290 Town Center Drive, Suite 322
Dearborn, Michigan 48126                                     467,131  (3)                        0.5%

Albert F. Young
2417 Fox Chase Blvd
Troy, Michigan 48098-5626                                     44,979                             0.01%

Lewis Ball
One Sugar Creek Boulevard, Suite 125
Sugar Land, TX 77478                                           9,013                             0.01%

DJX Ltd.
4438 West 10th Avenue
Vancouver, BC V6R4R8                                      20,272,900  (4)                       32.5%

Famourou Kourouma
One Sugar Creek Boulevard, Suite 125
Sugar Land, TX 77478                                          20,000  (5)                        0.01%


                                        (This table continues on the next page)


                                  (continued)
                                                        Number of Shares
Name and Address                                         of Common Stock                    Percent of
of Beneficial Owner                                     Beneficially Owned                     Class
-------------------------------------------------------------------------------------------------------
Steven Plumb
5300 N. Braeswood, #370
Houston, TX 77096-3317                                        50,000 (6)                        0.01%

L. Gene Stohler
One Sugar Creek Boulevard, Suite 125
Sugar Land, TX 77478                                           1,000                            0.01%

All Directors and Executive Officers
and director nominee as a group (87 persons)              25,578,632                           40.6%


(1)  This  amount  includes  2,449,003  shares  of  Common  Stock;  currently  exercisable warrants  to  purchase  400,000  shares  at  $0.23;  20,185,185  shares  deemed  as  indirectly owned  by  Kent  P.  Watts  based  on  his  relationship  with  DJX  Ltd.,  whose  shares  he presently  has  the  authority  to  vote  and  which  are  one-half  owned  by  his  minor children;  and  87,715  Common  Stock  shares  owned  by  DJX  Ltd.  and  deemed  owned by  Kent  P.  Watts.

(2)  This  amount  includes  1,525,606  shares  of  Common  Stock  and  currently  exercisable warrants  to  purchase  400,000  shares  at  $0.23.

(3)  This  amount  includes  342,131  shares  of  Common  Stock  and  currently  exercisable warrants  to  purchase  125,000  shares  at  $0.25.

(4)  On  May  31,  2001  a  stock  exchange  agreement  was  completed  to  acquire  SCS as  a  wholly  owned  subsidiary.  We  issued  2,725  shares  of  Series  B  Preferred
     Stock  to  pay  for  the  acquisition.  Each  share  of  Series  B  Preferred  Stock  carries a  $1,000  per  share  face  value  and  is  convertible  by  written  request  into  common stock  at  the  lesser  of  $0.135  per  share  or  50%  of  the  closing  bid  price  on  conversion.
     On  June  30,  2004  the  closing  bid  price  was  $2.52  per  share.  Thus  if  100%  of  this
     Series  B  Preferred  Stock  was  converted  at  the  lesser  $0.135  amount  per  share,  the  shares of  Common  Stock  issued  would  be  20,185,185.  This  presentation  is  prepared  as  if full  conversion  has  occurred.  DJX  Ltd.  is  a  foreign  corporation  whose  shareholders are  the  grandchildren  of  Ernest  M.  Watts,  the  father  of  Kent  P.  Watts,  our
     Chairman,  CEO,  and  President.  Kent  Watts  currently  exercises  voting  rights  of
     DJX  shares.  DJX  also  owns  87,715  shares  of  Common  Stock  issued  in  payment of  accrued  dividends  so  the  total  attributed  to  DJX  is  20,272,900  shares.

(5)  Includes  20,000  immediately  exercisable  options.

(6)  Includes  50,000  immediately  exercisable  options.

     We  are  not  aware  of  any  arrangements  that  could  result  in  a  change  of  control.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

IN  CONNECTION  WITH  MICHAEL  E.  WATTS

     In November 2003, a Master Public Relations Consulting Agreement (the "Agreement") was signed with Michael E. Watts, the brother of Kent Watts, our Chairman and CEO. The Agreement affirmed and established Michael Watts as the primary consultant with the responsibility to help manage public relations, general investor relations and shareholder communications. In the Agreement, Michael Watts was authorized and required to communicate publicly known information to shareholders and potential shareholders and to help in all reasonable ways to convey the history and story of Hyperdynamics with the goal to increase the interest of all investors in investing in Hyperdynamics publicly traded stock. The agreement additionally authorized Michael Watts to subcontract public relations services to other firms and consultants. It was contemplated that these subcontracts would include but not necessarily be limited to setting up public relations agents in different parts of the country. The total compensation for the Agreement and all underlying subcontracts is a total of 2,000,000 warrants with a strike price of $0.50 per share of restricted Common Stock. During January and April 2004, Hyperdynamics granted an aggregate of 1,200,000 of the warrants (of which 900,000 were vested as of June 30, 2005) under the Agreement to a company whose president is Michael Watts. We granted 800,000 warrants (of which 600,000 were vested as of June 30, 2005) under the Agreement to unrelated third parties. This compensation was designed to encourage the long term commitment to the market developing work being performed in the maintenance of our informed and orderly market. As such, it is believed that significant incentive is in place for all public relations consultants, agents, and subcontractors to continually work in communicating the Hyperdynamics story and opportunity. We can cancel the Agreement at any time by giving 30 day written notice.

     During the year ended June 30, 2004, Michael Watts received payment of $699,951 cash to pay for offering costs on private subscription agreements and exercised warrants. Additional offering costs will also be paid on 3,732,403 outstanding warrants purchased by private investors should they be exercised in the future. If all of these warrants are exercised, Michael Watts will receive approximately $712,000 to pay these additional costs.

     On February 9, 2005, the Audit Committee of Hyperdynamics Corporation preapproved a contract (the "Contract") with Geoserve Marketing, an assumed name for Michael E. Watts, the brother of our Chief Executive Officer. The Contract was executed by and between Trendsetter Production Company (our wholly owned subsidiary) and Geoserve Marketing. Under the Contract, Geoserve Marketing was to sell up to 49% of the working interest in certain oil and gas properties owned by Trendsetter. At $55,000 per point, this was to bring in proceeds of $2,695,000 once sold out. Geoserve Marketing was given the responsibilities to sell working interest in our oil and gas leases; obtain executed documents for such sales as required by us; help prepare the marketing materials for working interest sales; obtain investor nondisclosure agreements and other representations from all prospective nonoperators; obtain a check or wired funds from and signatures of nonoperators on all pertinent operating agreement forms; pay expenses for working interest promotion including but not limited to any brokerage fees and referral fees. Trendsetter agreed to pay 20% of the proceeds to Geoserve Marketing in return for these services. On June 30, 2005, the Audit Committee preapproved an extension of the working interest sales contract through July 30, 2005. As of June 30, 2005, 18.5% or $1,017,500 of a total of 49% planned had been sold and Geoserve Marketing had been paid promotion fees of $203,500. On July 29, 2005 the Audit Committee preapproved that Trendsetter Production Company may extend the term of the contract with Geoserve Marketing until sales of working interests total $2,695,000 or we have determined that we are have positive cash flow or we otherwise reach a cash position net of current liabilities equal to at least $1,500,000 with projected cash surplus to last a minimum of one year based on current operations. As of September 26, 2005, 32.5% of the working interest has been sold for proceeds of $1,787,500 and a total of $357,500 has been paid to Geoserve Marketing.

     On May 9, 2005, Harry James Briers, Executive Vice President, requested and obtained preapproval from the Audit Committee to rehire Mr. Jeremy Driver (son-in-law of Michael E. Watts, brother of the Chief Executive Officer), a past employee of Hyperdynamics Corporation, to work as General Manager for HYD. Mr. Driver had just been honorably discharged from the United States Air Force with the rank of Lieutenant. The Audit Committee approved the request and Mr. Driver was hired by Mr. Briers at an initial salary of $45,000 annually.

IN  CONNECTION  WITH  HYD  AND  TRENDSETTER  PRODUCTION  COMPANY

     In April 2004, we purchased 100% of the stock of HYD for $375,000 to be paid in Hyperdynamics Common Stock in four quarterly installments between April 2004 and January 2005. At the time of acquisition, HYD had no operations and consisted solely of assets donated to it by its initial shareholders. As of June 30, 2005, the entire purchase price has been paid. The final purchase price allocation was:


Inventory        $ 15,400
Field equipment   359,600
                 --------

Total assets     $375,000
Liabilities             0
                 --------

Net Assets       $375,000
                 ========


     The initial employment agreements with the previous owners of HYD provided for bonuses in the form of three contingent notes payable of up to $856,000 that may be paid based upon HYD's net income over the next five years. The payments will be 25% of the net income for each quarter, if there is net income after offsetting any losses from previous quarters. As of June 30, 2005, HYD had a cumulative net loss of approximately $1,381,524. This amount would need to be earned as net income in current and future periods prior to having to pay the contingent note with 25% of net income in excess of the recovery amount.

     In conjunction with our purchase of HYD, we entered into two employment agreements with HYD's prior owners whereby we agreed to pay two employees $3,500 per month. Under the contracts, we may terminate the employment agreements for cause, or if HYD experiences a cumulative net loss any time after the first nine months of operation. One of the employees was terminated early in 2005 and the other remains as an officer of HYD. However, he is not an executive officer of Hyperdynamics Corporation.

     The previous owners of HYD had also previously owned Trendsetter Production Company ("TPC"). In January 2005, we acquired all of the equity of Trendsetter at a de minimis cost. We purchased TPC so that we could acquire and drill oil and gas leases under the name of TPC, which is a licensed oil and gas operator in the state of Louisiana. At the time of the purchase, Trendsetter owned one oil and gas lease, which it had acquired in September 2004 for nominal consideration, and it had no liabilities. This transaction involved entities under common control, and Trendsetter's asset was recorded at historical cost.

IN  CONNECTION  WITH  STEVEN  PLUMB

Steven Plumb is our CFO. We have a one year contract with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called "contract" CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to 4,950 per month for Mr. Plumb's services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc.

IN  CONNECTION  WITH  FAMOUROU  KOUROUMA

     In October 2005, we established SCS Guinea SARL (SCSG"), a Guinea limited liability company located in Conakry, Guinea. We own 65% of SCSG, which was formed to manage the business associated with SCS's farmed out 2002 Oil and Gas Production and Sharing Agreement with the government of the Republic of Guinea. Mr. Baba Kourouma is the General Manager of SCSG. Baba Kourouma is the brother of Famourou Kourouma. Baba Kourouma is a citizen of Guinea who is an electrical engineer educated in Czechoslovakia. He has owned and managed a trucking business that dealt extensively with the government. He currently holds and manages the contract to manufacture the footwear for the Armed Forces of Guinea. Famourou Kourouma owns 20% of SCSG. Baba Kourouma owns 15% of SCSG.

            _________________________________________________________

               (2) TO RATIFY THE SELECTION OF MALONE & BAILEY, PC
                      AS THE COMPANY'S INDEPENDENT AUDITOR
                    FOR THE FISCAL YEAR ENDING JUNE 30, 2006
            _________________________________________________________

     The Audit Committee of the Board of Directors has selected Malone & Bailey, PC ("Malone & Bailey") as the Company's independent auditor for the current fiscal year ending June 30, 3006. Malone & Bailey has been our independent auditor since fiscal 2000. Although not required by law or otherwise, the selection is being submitted to the Stockholders of the Company as a matter of corporate policy for their approval.

     The Board of Directors wishes to obtain from the Stockholders a ratification of the Audit Committee's action in appointing Malone & Bailey, PC, as our independent auditor of the Company for the fiscal year ending June 30, 2006. This ratification in Proposal Number 2 requires the affirmative vote of a majority of the shares of Common Stock and Preferred Stock present or represented by Proxy and entitled to vote at the Annual Meeting.

     In the event that the Stockholders do not ratify the appointment of Malone & Bailey as independent auditor, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the fiscal year ending June 30, 2006.

     A representative of Malone & Bailey is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR the ratification of Malone & Bailey as independent auditor for fiscal year ending June 30, 2006.

Audit  Fees

     Malone & Bailey, PC billed us in the aggregate amount of $58,091 and $34,510 for professional services rendered for their audit of our annual financial statements and their reviews of the financial statements included in our Form 10-KSB for the years ended June 30, 2005 and June 30, 2004, respectively.

Audit-Related  Fees

     Malone & Bailey, PC did not bill us for, nor perform professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements for the years ended June 30, 2005 and June 30, 2004.

Financial  Information  Systems  Design  And  Implementation  Fees

     For the fiscal years ended June 30, 2005 and June 30, 2004, Malone & Bailey, PC did not bill us for, nor perform, any financial information systems design or implementation. For the fiscal years ended June 30, 2005 and June 30, 2004, we were not billed for professional services from any other accounting firm for information systems design or implementation.

Tax  Fees

     Malone & Bailey, PC billed us in the aggregate amount of $-0- and $3,740 for professional services rendered for tax related services for the years ended June 30, 2005 and June 30, 2004, respectively.

All  Other  Fees

     We were not billed for any other professional services for the fiscal year ended June 30, 2005.

Auditor  Independence

     Our Board of Directors considers that the work done for us in the year ended June 30, 2005 by Malone & Bailey, PC is compatible with maintaining Malone & Bailey, PC's independence.

Auditor's  Time  On  Task

     All of the work expended by Malone & Bailey, PC on our June 30, 2005 audit was attributed to work performed by Malone & Bailey, PC's full-time, permanent employees.

     Our Audit Committee approved the services performed by Malone & Bailey, PC. The Audit Committee must pre-approve any non-audit services that the independent auditor may perform.

            _________________________________________________________

                                (3) OTHER MATTERS
            _________________________________________________________

     The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment on such matters.

FUTURE  PROPOSALS  OF  STOCKHOLDERS

     The deadline for Stockholders to submit proposals to be considered for inclusion in the proxy statement for the next annual meeting of Stockholders is July 17, 2006.


                                        BY  ORDER  OF  THE  BOARD  OF  DIRECTORS
                                        /S/  KENT  WATTS
                                        Chairman  of  the  board  and  President

January  20,  2006
Sugar  Land,  Texas

                            HYPERDYNAMICS CORPORATION

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
        MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, FEBRUARY 21, 2006

     The undersigned hereby appoints Kent Watts and Harry Briers, and each of them as the true and lawful attorneys, agents and Proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Hyperdynamics Corporation held of record by the undersigned on December 27, 2005, at the Annual Meeting of Stockholders to be held at Sugar Creek Country Club, 420 Sugar Creek Blvd., Sugar Land, TX 77478 on Tuesday, February 21, 2006 at 10:00 A.M. (CST), and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, AND (2) FOR THE RATIFICATION OF MALONE & BAILEY, PC AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

1. ELECTION OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR
OTHERWISE  STRIKE,  THAT  NOMINEE'S  NAME  IN  THE  LIST  BELOW.)

     |_|     FOR  all  nominees  listed     |_|     WITHHOLD  authority  to
             below  except  as  marked              vote for all nominees below.
             to  the  contrary.

                Kent  Watts               Harry  James  Briers

             Harold  A.  Poling                 Al  Young

                            L.  Gene  Stohler


2. PROPOSAL TO RATIFY THE SELECTION OF MALONE & BAILEY, PC AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

     |_|     FOR               |_|     AGAINST          |_|     ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     |_|     FOR               |_|     AGAINST          |_|     ABSTAIN

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



______________________                    ___________________________________
Number  of  Shares  Owned                             Signature
on  December  27,  2005
                                          ___________________________________
                                              (Typed  or  Printed  Name)

                                          ___________________________________
                                             Signature  if  held  jointly

                                          ___________________________________
                                              (Typed  or  Printed  Name)

                                  DATED:  ___________________________________


     THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.